Exhibit (c)(vi)

Project WORLD

Special Committee Discussion Materials

October 2023 / Confidential

Jefferies LLC
Member SIPC

Jefferies

Table of Contents

Disclaimer

The following pages contain material provided to the Special Committee (the "Special Committee") of the Board of Directors (the "Board") of WORLD (the "Company") by Jefferies LLC ("Jefferies") in connection with Project WORLD.

These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Special Committee in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without Jefferies' prior written consent.

The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies by the Company. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein, or any oral information provided herewith or data any of them generates. Jefferies undertakes no obligation to update these materials.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction.

This presentation is a preliminary analysis only and does not constitute a fairness opinion of Jefferies as to the value of the Company, and as such, should not be relied upon by the Company or by any other person as such. **The financial data, analyses and assumptions reflected here remain subject to refinement and change based on further discussions and information regarding WORLD's businesses and its financial and operating markets.**

Situation Overview

Executive Summary

- On June 21st, 2023, ROSWELL filed an amended 13D jointly with affiliated entities ("Bidder") updating its beneficial ownership to 21.08%(1) in WORLD
- Subsequently on June 25th, 2023, ROSWELL delivered a non-binding proposal (the "Proposal") to the Board of Directors (the "Board") of WORLD, pursuant to which Bidder proposed to enter into a transaction to acquire WORLD and combine it with Royal Oak Enterprises, LLC ("Royal Oak") for cash consideration of $4.00 per share
  - The Proposal implied a 28.2% premium to WORLD's unaffected stock price of $3.12 on June 23rd, 2023, 44.9% premium to WORLD's 3-month VWAP price of $2.76 and 7.9x WORLD's LTM June 2023A Adjusted EBITDA
- Since then, Jefferies has engaged in numerous discussions with the Bidder and its advisor, and has had preliminary discussions with approximately 60 additional parties regarding a potential transaction with WORLD
- 11 parties (including the Bidder) signed an NDA, received a CIM and were offered access to a preliminary data room on September 19th, 2023
  - On October 9th, 2023, 7 remaining parties (not including the Bidder) were sent a process letter requesting an initial indication of interest by October 23rd, 2023
- Jefferies has reviewed the Company's publicly available information and internal financial projections including its long-range plan ("Management LRP") that was finalized as of September 19th, 2023
- At the Special Committee's direction, based on the work done to date, the materials included here reflect the following analysis and discussion topics:
  - Public market perspectives
  - Preliminary financial analyses of the Company's stand-alone intrinsic value, based on the Management LRP and an analysis of other publicly traded companies and precedent M&A transactions
  - Supplementary analyses such as an illustrative financial buyer analysis and an M&A Premiums analysis

(1) Reflects an ownership of 8,905,223 shares of WORLD and calculated based on a total basic share count of 42,245,974 as of May 9, 2023.

Public Market Benchmarks

WORLD Trading Update – Public Market Perspective

($Millions, except per share data)

LTM Performance


Price
Volume (000's)
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
5,000
4,000
3,000
2,000
1,000
0
$3.29
November 9, 2022
Q3 Earnings Release
January 1, 2023
Albert Manzone steps down; Michael Franklin becomes interim CEO
March 13, 2023
Q4 Earnings Release
May 10, 2023
Q1 Earnings Release
June 26, 2023(1)
ROSWELL Offers $4.00 / Share to Acquire WORLD
August 9, 2023
Q2 Earnings Release
Oct-22
Dec-22
Feb-23
Apr-23
Jun-23
Aug-23
Oct-23

Trading Statistics

	Unaffected[2] (6/23/23)	ROSWELL Proposal[2] (6/26/23)	Current[3] (10/13/23)
Share Price	$3.12	$4.00	$3.29
Shares Outstanding (mm)	44.169	44.169	48.435
Market Capitalization	$137.8	$176.7	$159.4
Plus: Total Debt	439.5	439.5	438.6
Less: Cash & Cash Eqv.	(26.6)	(26.6)	(24.1)
Enterprise Value	$550.7	$589.5	$573.8
CY2023E Consensus Revenue	$554.9	$554.9	$552.8
CY2024P Consensus Revenue	$579.1	$579.1	$578.1
CY2023E Consensus EBITDA	$76.4	$76.4	$76.5
CY2024P Consensus EBITDA	$83.4	$83.4	$84.8

Pro Forma Capitalization Table

	6/30/23 $	6/30/23 %	Net Leverage	Interest Rate	Maturity
Cash and Cash Equivalents	$24.1				
Term Loan, due 2028	$366.6	83.6%	4.5x	S + 450[4]	2028
Revolving Credit Facility, due 2026	$72.0	16.4%	5.4x	S + 375	2026
Total Debt	**$438.6**	**100.0%**	**5.4x**		
Based on LTM Adj. EBITDA as of 6/30/23:			**$77**		

Term Loan Trading Levels	Price	Yield
Unaffected (6/23/23)	$73.00	16.82%
Current (10/13/23)	$89.20	12.77%

Valuation Metrics

	Unaffected	ROSWELL Proposal	Current
EV / CY2023E Consensus Revenue	1.0x	1.1x	1.0x
EV / CY2023E Consensus EBITDA	7.2x	7.7x	7.5x
EV / CY2024P Consensus EBITDA	6.6x	7.1x	6.8x

Trading Summary

	Unaffected	ROSWELL Proposal	Current
Share Price	$3.12	$4.00	$3.29
52-Week High	$6.74	$6.74	$4.72
52-Week Low	$2.09	$2.09	$2.09
Current % of 52-Week High	46.3%	59.3%	69.7%
3-M Avg. Daily Vol. ('000s)	463.9	555.5	181.3

Source: Company filings, S&P Capital IQ as of October 13, 2023.
Note: Shares outstanding based on fully diluted shares outstanding.
(1) Date of 13D public filing.
(2) Balance sheet details are as of 3/31/2023. Consensus estimates for revenue and EBITDA are as of 6/23/2023 and 6/26/2023, respectively. Includes 42,245,974 common shares (including 3,000,000 common shares currently held in escrow), 1,162,688 RSUs, 131,470 RSAs, 629,305 PSUs, 19,491,320 public warrants and 771,980 private warrants. Each warrant is exercisable for one-half of one share at a strike price of $11.50 per whole share.
(3) Balance sheet details are as of 6/30/2023. Consensus estimates for revenue and EBITDA are as of 10/10/2023. Includes 42,767,109 common shares (including 3,000,000 common shares currently held in escrow), 3,192,834 RSUs, 116,608 RSAs, 2,358,504 PSUs, 19,491,320 public warrants and 771,980 private warrants. Each warrant is exercisable for one-half of one share at a strike price of $11.50 per whole share.
(4) During the second quarter of 2023, the Company entered into an interest rate swap agreement to manage exposure to interest rate risk related to the variable portion of its term loan facility. The agreement converts the variable interest rate on $188.0 million of the term loan (approximately 50% of the notional amount of the facility) to a rate of 4.265% through February 2026.

WORLD Trading Performance – Public Market Perspective

Stock Price Performance – Since SPAC Closing (June 2020)



Price
ROSWELL Estimated Average Cost-Basis of $5.47 / Share(1)
Current: $3.29
Performance: (67.4%)
Median: $7.50
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
6,000
5,000
4,000
3,000
2,000
1,000
0
March 14, 2022 Q4'21 and Full Year Earnings Release
April 18 – May 18, 2022 ROSWELL Begins Purchasing Shares in WORLD
March 13, 2023 ROSWELL Purchases 1,900,000 Shares. Ownership is ~18.33%
March 14, 2023 ROSWELL Purchases 120,000 shares. Ownership is ~18.62%
March 15, 2023 ROSWELL Purchases 580,000 Shares. 13D Filing. Ownership is ~19.99%
June 21, 2023 ROSWELL Purchases 488,923 Shares. 13D Filing. Ownership is ~21.08%
June 26, 2023 ROSWELL Offers $4.00 / Share to Acquire WORLD
$3.29
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Volume
Price

Source: 13D and Form 4 filings and S&P Capital IQ as of October 13, 2023.
Note: Represents Sababa Holdings FREE LLC purchases. Ownership percentage calculations include shares held by Sababa Holdings FREE and those held by Marpet, LLC. Roswell is the manager of this entity, and the Trust owns 75% of Marpet. See appendix for further detail.
(1) Weighted average price.

WORLD Trading Performance – Public Market Perspective

Stock Price Performance – Beginning Two Weeks Prior to ROSWELL Offer (June 26, 2023)(1)



~80% of Float Traded Since ROSWELL Offer
Price
Volume (000's)
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
6,000
5,000
4,000
3,000
2,000
1,000
0
~18% of Trading Volume Above the $4.00 ROSWELL Offer…
…While ~82% of Trading Volume at or Below $4.00 ROSWELL Offer
June 26, 2023 ROSWELL Offers $4.00 / Share to Acquire WORLD
$3.29
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Volume
Price

Source: S&P Capital IQ as of October 13, 2023.
(1) Date of 13D public filing.

Benchmarking WORLD Trading Performance

Stock Price Performance – Since SPAC Closing (June 2020)

	YTD	LTM	Since June 2020
WORLD	(19.6%)	(8.1%)	(67.4%)
Ingredients & Sweeteners[1]	(8.6%)	11.1%	(1.9%)
Mid-Cap Packaged Foods[2]	(7.5%)	(2.3%)	(8.5%)



60.0%
40.0%
20.0%
0.0%
(20.0%)
(40.0%)
(60.0%)
(80.0%)
(100.0%)
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
(1.9%)
(8.5%)
(67.4%)
WORLD
Ingredients
Mid-Cap Packaged Foods

Source: S&P Capital IQ as of October 13, 2023.
(1) Ingredients Index comprised of TATE, INGR and SZU.
(2) Mid-Cap Packaged Foods Index comprised of BRBR, UTZ, SMPL, FLO, THS, HAIN, BGS and POST.

Benchmarking WORLD EV / NTM EBITDA Multiple Over Time

EV / NTM EBITDA Multiple – Since SPAC Closing (June 2020)

	1-Year Avg	3-Year Avg	Since June 2020 Avg
WORLD	7.0x	7.8x	7.7x
Ingredients & Sweeteners[1]	7.1x	7.7x	7.8x
Mid-Cap Packaged Foods[2]	12.3x	12.6x	12.5x


16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
11.2x
6.9x
6.1x
WORLD
Ingredients
Mid-Cap Packaged Foods
Preliminary Draft – Analysis and Assumptions Subject to Refinement/Change

Source: S&P Capital IQ as of October 13, 2023.
(1) Ingredients Index comprised of TATE, INGR and SZU.
(2) Mid-Cap Packaged Foods Index comprised of BRBR, UTZ, SMPL, FLO, THS, HAIN, BGS and POST.

WORLD Research Coverage and Estimates

Analyst Estimates

Date	Firm	Recommendation	Price Target	Valuation Methodology	FY2023E Revenue	FY2023E EBITDA	FY2024E Revenue	FY2024E EBITDA
08/09/23	Canaccord Genuity LLC	Buy	$5.00	8.3x FY2024E EBITDA	$558	$77	$580	$81
08/09/23	Jefferies	Buy	$7.00	8.5x FY2024E EBITDA	$551	$77	$572	$81
08/09/23	Roth Capital Partners	Buy	$5.00	8.1x FY2023E EBITDA	$550	$77	$573	$89
08/09/23	Imperial Capital	Outperform	$8.50	10.0x FY2023E EBITDA	$555	$76	$586	$82
08/09/23	Lake Street	Buy	$6.00	8.5x FY2024E EBITDA	$550	$76	$573	$84
Analyst Consensus			**$6.13**		**$553**	**$77**	**$578**	**$85**
Management LRP					**$551** (1)	**$79** (1)	**$578** (1)	**$95** (1)

One-Year Stock Price Performance (10/13/23)



Price
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
$6.13
$3.29
Share Price
Research Analysts' Price Target

Source: Wall Street research and S&P Capital IQ as of October 13, 2023.
(1) Management LRP provided by WORLD management.

Jefferies

Public Market Views: WORLD — LTM Trading Activity

Market Snapshot

Current	$3.29
Unaffected Stock Price[1]	$3.12
30-Day VWAP [2]	$3.54
60-Day VWAP [2]	$3.75
90-Day VWAP [2]	$3.61
180-Day VWAP [2]	$3.20
LTM VWAP [2]	$3.33
52-Week High	$4.72
52-Week Low	$2.09

LTM Incremental Volume Between Price (%)



11.0%
21.2%
26.8%
31.1%
9.6%
0.3%
0.0%
Bidder Proposed $4.00 Purchase Price
$2.00 - $2.50
$2.51 - $3.00
$3.01 - $3.50
$3.51 - $4.00
$4.01 - $4.50
$4.51 - $5.00
$5.01 - $5.50

	$2.00 - $2.50	$2.51 - $3.00	$3.01 - $3.50	$3.51 - $4.00	$4.01 - $4.50	$4.51 - $5.00	$5.01 - $5.50
Volume Traded as a % of Float[3]:	0%	36%	106%	194%	295%	329%	329%

Source: S&P Capital IQ as of October 13, 2023.
Note: Fully diluted shares Includes 42,767,109 common shares (including 3,000,000 common shares currently held in escrow), 3,192,834 RSUs, 116,608 RSAs, 2,358,504 PSUs, 19,491,320 public warrants and 771,980 private warrants. Each warrant is exercisable for one-half of one share at a strike price of $11.50 per whole share.
(1) Unaffected stock price as of June 23, 2023.
(2) VWAP calculated based on trading days.
(3) Float defined as 42,767,109 shares outstanding less 8,905,223 shares held by ROSWELL and 3,856,694 shares owned by company employees and individual insiders. Reflects volume traded below upper end of range.

Preliminary Review of Strategic Options

Preliminary Overview of Potential Strategic Options

	1 Status Quo	2 Equity Raise and Recap	3 Acquisition	4 Merger	5 Strategic Sale	6 Go-Private
Potential Benefits	✓ Remain a public company with access to public equity markets ✓ Management can focus on executing current operations improvement plan to restore sales growth and profitability through organic initiatives focused on SKU rationalization, price increases and optimizing G&A and working capital ✓ Opportunity for current shareholders to benefit from potential upside	✓ **Deleverages company to a more optimal capital structure allowing operational flexibility**	✓ **Increase scale, expand Branded CPG and Flavors & Ingredients segments and / or diversify business** ✓ Synergy potential / accretion (provided acquisition is successful and target performs)	✓ **Increased scale and synergies may allow combined company to better face current challenges and attract higher valuation multiple in market** ✓ Current stockholders have opportunity to share in potential upside of combined business (e.g., increased scale, synergies) assuming some form of stock consideration is offered ✓ Scale could enable additional investments to drive growth	✓ **Crystallizes potential premium valuation potentially driven by scale benefits / synergies** ✓ Provides full liquidity event for existing stockholders with limited operational execution risk ✓ Strategic partners may be able to offer attractive premium	✓ **Crystallizes potential premium valuation based on monetizing upside potential** ✓ Opportunity to institute potential changes to the business outside of the eye of the public markets ✓ Provides full liquidity event for existing stockholders with limited operational execution risk
Certain Considerations	× **Current leverage levels limit operational flexibility and ability to grow via M&A** × **Negative investor sentiment towards small cap stocks could limit upside** × Lack of scale may not position company to navigate challenging operating environment	× **Dilutive to existing equity shareholders and may limit their upside** × Continued macroeconomic uncertainty in public equity markets may negatively impact pricing and proceeds for equity raise × PIPE investors may require structural seniority (preferred), and proceeds may be limited by current market cap	× **Not feasible without new equity / deleveraging** × Could act as a distraction for management from current set of core initiatives × Number of attractive, actionable targets may be limited, and new categories may be more competitive × Potential risk for additional G&A investment to operate multiple brands	× **Lack of actionable merger counterparties** × **Relative value considerations / value at which Company is contributed (current equity value limits contribution)** × **May cede operational control to merger counterparty** × Would not provide liquidity today × Future monetization based on performance of combined business × Integration risk	× **Only one identified strategic buyer with interest in the Company's business** × Current stockholders may not participate in potential upside	× Recent performance and publicly disclosed offer from existing shareholder may limit sponsor interest × Current stockholders may not participate in potential upside

Jefferies

Process Summary to Date

Contacted

[redacted]

Signed NDA / Received CIM (11)(1)

[redacted]

Declined post-CIM

[redacted]

Buyer Feedback to Date

Attractions	Considerations
✓ Leading positions in multiple categories	× Low interest or "red flags" around artificial sweeteners
✓ Significant scale	× Fear of consumer shifts or regulatory moves
✓ Potentially opportunistic valuation	× Narrow gross margins relative to other branded food categories
✓ Attractive theme of "better off as a private company"	× Tobacco industry exposure
	× Commodity exposure / volatility
	× High mix of private label / foodservice (vs. branded)
	× Significant restructuring charges and EBITDA adjustments
	× Sector(s) not a strategic priority for investment
	× "Noise" in the business' recent history
	× Many mid-market investors not experienced in public-company situations

Preliminary Financial Analyses

Historical and Projected WORLD Financial Summary

($Millions)	Historical		Management Forecast						CAGR
	FY2021A	FY2022A	FY2023E	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E	'23E - '28E
Revenue									
Branded CPG	$410	$423	$428	$446	$467	$489	$511	$533	*4.5%*
Flavors & Ingredients	105	116	123	132	144	150	157	164	*6.0%*
Total Revenue	**$514**	**$538**	**$551**	**$578**	**$611**	**$639**	**$667**	**$697**	***4.8%***
% Growth		*4.7%*	*2.3%*	*5.0%*	*5.7%*	*4.5%*	*4.5%*	*4.5%*	
Adjusted Gross Profit									
Branded CPG	133	117	112	128	136	144	150	157	*7.0%*
Flavors & Ingredients	41	50	58	61	66	69	72	75	*5.2%*
Total Adjusted Gross Profit	**$174**	**$167**	**$170**	**$190**	**$202**	**$212**	**$222**	**$232**	***6.4%***
% Margin	*33.9%*	*31.1%*	*30.9%*	*32.8%*	*33.0%*	*33.3%*	*33.3%*	*33.3%*	
Operating Expenses									
Branded CPG	(62)	(54)	(52)	(55)	(58)	(60)	(62)	(63)	*3.8%*
Flavors & Ingredients	(11)	(12)	(14)	(15)	(15)	(15)	(16)	(16)	*2.0%*
Corporate	(20)	(23)	(24)	(25)	(26)	(26)	(27)	(27)	*2.7%*
Total Operating Expenses	**($92)**	**($88)**	**($91)**	**($95)**	**($99)**	**($102)**	**($104)**	**($107)**	***3.3%***
Adjusted EBITDA									
Branded CPG	$72	$64	$60	$73	$78	$84	$89	$94	*9.5%*
Flavors & Ingredients	30	38	44	47	51	53	56	59	*6.2%*
Corporate	(20)	(23)	(24)	(25)	(26)	(26)	(27)	(27)	*2.7%*
Total Adjusted EBITDA	**$82**	**$79**	**$79**	**$95**	**$103**	**$111**	**$118**	**$125**	***9.6%***
% Margin	*16.0%*	*14.7%*	*14.4%*	*16.4%*	*16.8%*	*17.3%*	*17.7%*	*18.0%*	
Total D&A	23	25	25	25	25	25	23	21	*(3.0%)*
Total Capital Expenditures	**$12**	**$9**	**$7**	**$9**	**$9**	**$10**	**$10**	**$10**	*8.4%*
% of Total Revenue	*2.4%*	*1.7%*	*1.3%*	*1.5%*	*1.5%*	*1.5%*	*1.5%*	*1.5%*	
Supply Chain Reinvention	8	23	13	2	-	-	-	-	*N/A*

Source: Management LRP provided by WORLD management.

Selected Valuation Methodologies

Methodology / Consideration	General Description	Comments
Analysis of Selected Publicly Traded Companies	▪ Estimates current market value of WORLD based on trading multiples of selected publicly traded companies generally considered relevant for comparative purposes	▪ Reviewed 11 publicly traded **Ingredients & Sweeteners and Packaged Foods** companies
Analysis of Selected Transactions	▪ Estimates value of WORLD based on a review of selected merger and acquisition transactions generally considered relevant for comparative purposes	▪ Reviewed 15 completed transactions with publicly available information in the **Ingredients & Sweeteners and Packaged Foods** sectors
Discounted Cash Flow Analysis	▪ Estimates the value of WORLD based on the present value of the Company's risk-adjusted cash flow	▪ Terminal Value calculated using perpetuity growth method
For Reference Only:		
Financial Buyer (LBO) Analysis	▪ Analyzes the projected income statement and cash flows to determine a range of prices a third-party financial buyer might potentially pay to acquire the Company	
Premiums Paid Analysis	▪ A review, as an additional reference point for informational purposes, of premiums paid in selected M&A transactions involving public companies	▪ Reviewed 177 all-cash transactions across all industries with transaction equity values between \$100M and \$500M closed since January 1, 2018 ▪ Applied relevant premiums to WORLD's stock price of \$3.12 as of 6/23/23 (1-day prior) and WORLD's stock price of \$2.86 as of 5/26/23 (30-days prior)

Note: Jefferies did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process undertaken by Jefferies.

Preliminary Financial Analyses Summary – Based on Management LRP


Unaffected Share Price (6/23/23): $3.12
ROSWELL Proposal (6/26/23): $4.00
$2.90
$6.15
$4.75
$8.65
$4.25
$7.50
$5.00
$8.80
$4.35
$7.60
$3.70
$5.00
$3.50
$4.70
$5.00
$8.50
$2.10
$4.70
$2.00
$4.00
$6.00
$8.00
$10.00
Preliminary Draft – Analysis and Assumptions Subject to Refinement

Methodology	Implied Share Price Range	Metrics
Selected Public Companies Analysis		
2023E Adj. EBITDA Multiple (1)	$2.90 – $6.15	7.0x – 9.0x 2023E Adj. EBITDA – 2023E Mgmt Adj. EBITDA of $79.3M
2024P Adj. EBITDA Multiple (1)	$4.75 – $8.65	6.8x – 8.8x 2024P Adj. EBITDA – 2024P Mgmt Adj. EBITDA of $94.7M
Selected Transactions Analysis		
2023E Adj. EBITDA Multiple (2)	$4.25 – $7.50	7.8x – 9.8x 2023E Adj. EBITDA – 2023E Mgmt Adj. EBITDA of $79.3M
Discounted Cash Flow Analysis		
Perpetuity Growth Method	$5.00 – $8.80	Discount rate of 11.0% - 12.5% and perpetuity growth rate of 2.0% - 3.0%
For Informational Purposes Only		
(For Reference Only)		
Financial Buyer Analysis	$4.35 – $7.60	20% - 25% IRR, 8.0x – 10.0x exit multiple, 5.0x leverage
Historical Premium Analysis		
All Industries (1 day)	$3.70 – $5.00	25th and 75th Percentile premiums to unaffected share price ($3.12), 1-day prior to 6/26/23
All Industries (30 days)	$3.50 – $4.70	25th and 75th Percentile premiums to unaffected share price ($2.86), 30-days prior to 6/26/23
Research Target Range	$5.00 – $8.50	Range of price targets of research published after offer from Bidder
52-Week Trading Range	$2.10 – $4.70	52-Week intra-day high and low share prices

Implied Enterprise Value /

2023E EBITDA of $79.3M	**6.4x**	**7.7x**	**8.9x**	**10.1x**	**11.3x**
2024P EBITDA of $94.7M	**5.4x**	**6.4x**	**7.4x**	**8.5x**	**9.5x**

Source: WORLD latest 10-Q filing (As of June 30, 2023), Management LRP provided by WORLD management.
Note: Share prices are rounded to nearest $0.05. Fully Diluted Share Count includes 42,767,109 common shares, 3,192,834 RSUs, 116,608 RSAs, 2,358,504 PSUs (per 10Q as of 6/30/2023).
(1) Assumes debt balance of $438.6 million and cash balance of $24.1 million as of Q2 end numbers.
(2) Assumes debt balance of $436.7 million and cash balance of $23.8 million as of year end 2023E per Management LRP.

Illustrative Analysis at Various Prices

($Millions, except price per share data)

Illustrative Analysis at Various Prices

		Unaffected 6/23/23	Current 10/13/23	Proposal						
Illustrative Stock Price per Share		**$3.12**	**$3.29**	**$4.00**	**$4.50**	**$5.00**	**$5.50**	**$6.00**	**$6.50**	**$7.00**
Fully Diluted Shares Outstanding[(1)]		48.435	48.435	48.435	48.435	48.435	48.435	48.435	48.435	48.435
Fully Diluted Market Capitalization		**$151**	**$159**	**$194**	**$218**	**$242**	**$266**	**$291**	**$315**	**$339**
Term Loan (as of 6/30/23)		367	367	367	367	367	367	367	367	367
Revolving Credit Facility (as of 6/30/23)		72	72	72	72	72	72	72	72	72
Less: Cash and Cash Equivalents (as of 6/30/23)		(24)	(24)	(24)	(24)	(24)	(24)	(24)	(24)	(24)
Implied Enterprise Value		**$566**	**$574**	**$608**	**$632**	**$657**	**$681**	**$705**	**$729**	**$753**
Implied Premiums										
Premium to Unaffected (06/23)	*$3.12*	-	*5%*	*28%*	*44%*	*60%*	*76%*	*92%*	*108%*	*124%*
Premium to 20 day VWAP (06/23)[(2)]	*$3.05*	*2%*	*8%*	*31%*	*48%*	*64%*	*81%*	*97%*	*113%*	*130%*
Premium to 90 day VWAP (06/23)[(2)]	*$2.76*	*13%*	*19%*	*45%*	*63%*	*81%*	*99%*	*117%*	*135%*	*154%*
Premium to LTM VWAP (06/23)[(2)]	*$3.58*	*(13%)*	*(8%)*	*12%*	*26%*	*40%*	*54%*	*68%*	*82%*	*96%*
Premium / (Discount) to 52-Week High	*$4.72*	*(34%)*	*(30%)*	*(15%)*	*(5%)*	*6%*	*17%*	*27%*	*38%*	*48%*
Management Adjusted EBITDA Multiples	**EBITDA**									
LTM June 2023A	$77	7.4x	7.5x	7.9x	8.3x	8.6x	8.9x	9.2x	9.5x	9.8x
FY2023E	$79	7.1x	7.2x	7.7x	8.0x	8.3x	8.6x	8.9x	9.2x	9.5x
FY2024E	$95	6.0x	6.1x	6.4x	6.7x	6.9x	7.2x	7.4x	7.7x	8.0x
Consensus Adjusted EBITDA Multiples	**EBITDA**									
FY2023E	$77	7.4x	7.5x	7.9x	8.3x	8.6x	8.9x	9.2x	9.5x	9.8x
FY2024E	$85	6.7x	6.8x	7.2x	7.5x	7.7x	8.0x	8.3x	8.6x	8.9x

Sources: WORLD latest 10-Q filing (As of June 30, 2023) and Management LRP provided by WORLD management.
(1) Includes 42,767,109 common shares, 3,192,834 RSUs, 116,608 RSAs, 2,358,504 PSUs (per 10Q as of 6/30/2023).
(2) VWAP calculated based on calendar days.

Preliminary Analysis of Selected Public Companies – Trading Multiples


EV / 2023E EBITDA
Ingredients & Sweeteners Median: 7.0x
Mid-Cap Packaged Foods Median: 10.0x
7.7x
7.2x
8.9x
7.0x
4.8x
18.0x
14.2x
14.0x
10.6x
9.5x(3)
9.5x
8.8x
8.1x
ROSWELL Proposal(1)
Market Valuation (Unaffected)(2)
TATE & LYLE
Ingredion
SÜDZUCKER
bellring
Simply Good
Utz
Flowers Foods
TreeHouse
Hain Celestial
B&G Foods, Inc.
Post
Enterprise Value ($M)
$590
$551
$3,552
$8,329
$6,319
$6,605
$3,581
$2,611
$5,454
$3,909
$1,698
$2,797
$11,202


EV / 2024E EBITDA
Ingredients & Sweeteners Median: 6.8x
Mid-Cap Packaged Foods Median: 9.4x
7.1x
6.6x
8.4x
6.8x
5.0x
16.0x
13.2x
13.0x
10.0x
8.8x(3)
8.7x
8.4x
7.9x
ROSWELL Proposal (1)
Market Valuation (Unaffected)(2)
TATE & LYLE
Ingredion
SÜDZUCKER
bellring
Simply Good
Utz
Flowers Foods
TreeHouse
B&G Foods, Inc.
Hain Celestial
Post
Enterprise Value ($M)
$590
$551
$3,552
$8,329
$6,319
$6,605
$3,581
$2,611
$5,454
$3,909
$2,797
$1,698
$11,202

Source: S&P Capital IQ as of October 13, 2023.
Note: Multiples are inclusive of stock-based compensation add backs.
(1) As of June 26, 2023.
(2) As of June 23, 2023.
(3) Pro forma for recent announced sale of Lakeville, MN Facility and Snack Bars business for $63M on September 6, 2023.

Preliminary Analysis of Selected Public Companies – Leverage


LTM Net Leverage Ratio
Ingredients & Sweeteners Median: 2.2x
Mid-Cap Packaged Foods Median: 4.4x
5.4x
2.4x
2.2x
1.9x
6.7x
5.1x
4.8x
4.6x
4.3x
2.8x
2.1x
1.1x
World
TATE & LYLE
Ingredion
SÜDZUCKER
B&G Foods, Inc.
utz
Post
TreeHouse
Hain Celestial
bellring
Flowers Foods
Simply Good

Source: Company transcripts and S&P Capital IQ as of October 13, 2023.
Note: Net Leverage defined as (Total Debt – Cash) / LTM EBITDA.

Preliminary Analysis of Selected Public Companies – Financial Benchmarking

Ingredients & Sweeteners	Mid-Cap Packaged Foods
World (Consensus)	World (Management)

($Millions)

2023E Revenue		'22E – '23E Revenue Growth		2023E Gross Margin		2023E EBITDA		'22E – '23E EBITDA Growth		2023E EBITDA Margin	
Südzucker	$10,683	Post	20%	Tate & Lyle	49%	Südzucker	$1,313	TreeHouse	34%	BellRing	21%
Ingredion	$8,421	Tate & Lyle	19%	Flowers Foods	48%	Post	$1,295	Post	26%	Simply Good Foods Company	20%
Post	$7,296	BellRing	19%	Simply Good Foods Company	36%	Ingredion	$1,192	Südzucker	22%	Tate & Lyle	19%
Flowers Foods	$5,123	Südzucker	12%	Utz	35%	Flowers Foods	$516	BellRing	20%	Post	18%
TreeHouse	$3,734	TreeHouse	8%	Südzucker	32%	Tate & Lyle	$400	Ingredion	19%	B&G Foods, Inc.	15%
Tate & Lyle	$2,159	Flowers Foods	7%	BellRing	32%	TreeHouse	$385	Simply Good Foods Company	10%	World (Management)	14%
Median	$2,089	**Median**	6%	**Median**	31%	**Median**	$355	**Median**	9%	Ingredion	14%
B&G Foods, Inc.	$2,089	Simply Good Foods Company	6%	**World** (Management)	31%	BellRing	$355	Utz	9%	**Median**	14%
Hain Celestial	$1,806	Ingredion	6%	Post	27%	B&G Foods, Inc.	$316	B&G Foods, Inc.	5%	**World** (Consensus)	14%
BellRing	$1,703	Utz	4%	**World** (Consensus)	26%	Simply Good Foods Company	$252	Flowers Foods	3%	Utz	13%
Utz	$1,460	**World** (Consensus)	3%	Hain Celestial	22%	Utz	$186	**World** (Management)	0%	Südzucker	12%
Simply Good Foods Company	$1,260	**World** (Management)	2%	B&G Foods, Inc.	22%	Hain Celestial	$164	**World** (Consensus)	(3%)	TreeHouse	10%
World (Consensus)	$553	Hain Celestial	(3%)	Ingredion	21%	**World** (Management)	$79	Tate & Lyle	(8%)	Flowers Foods	10%
World (Management)	$551	B&G Foods, Inc.	(3%)	TreeHouse	17%	**World** (Consensus)	$77	Hain Celestial	(9%)	Hain Celestial	9%

Source: S&P Capital IQ as of October 13, 2023.

Preliminary Analysis of Selected Packaged Foods and Ingredients & Sweeteners M&A Transactions

($Millions)

Acquiror	Target	Date Announced	Enterprise Value	EV / LTM		EBITDA Margin
				Revenue	EBITDA	
irca SINCE 1919	KERRY (Sweet Ingredients Portfolio)	01/10/23	€500	1.2x	12.2x	10.1%
Hometown Food Company	Birch Benders	01/09/23	$40	1.0x	NA	NA
Orkla	Denali Ingredients	10/03/22	$200	2.0x	13.9x	14.5%
CAPVEST	Natra	06/01/22	$503	1.1x	NA	NA
eagle foods	General Mills (Helper & Suddenly Salad)	05/24/22	$610	2.6x	NA	NA
ofi	Olde Thompson since 1944	04/28/21	$950	NA	11.5x	NA
WORLD	Wholesome	12/16/20	$180[1]	0.9x	7.8x	12.0%
WORLD	Swerve	11/09/20	$80	2.2x	14.8x	15.0%
B&G Foods, Inc.	Crisco	10/25/20	$550	2.0x	7.9x	25.9%
sovos brands	Birch Benders	08/26/20	$146	2.5x	NA	NA
Ingredion	PureCircle	04/08/20	$317	2.6x	NA	NA
ARDIAN	frulact	01/15/20	€128	1.3x	NA	NA
Act II Global Acquisition Corp.	WORLD	12/19/19	$516	1.9x	8.2x	23.0%
Investindustrial	Natra	01/02/19	$215	0.5x	5.5x	9.0%
Mitsui & Co.	SIS	09/20/18	$100	0.7x	NA	NA
		Mean:		**1.6x**	**10.2x**	
		Median:		**1.6x**	**9.9x**	

Source: Company filings, S&P Capital IQ, Mergermarket and Jefferies IB estimates.
(1) Excludes $55M earn out.

Preliminary Discounted Cash Flow Analysis

($Millions)

Unlevered Free Cash Flows

($ Millions)	Year Ending December 31,					CAGR	Normalized
	2024E	2025E	2026E	2027E	2028E	2024E - 2028E	Terminal Year
Revenue	$578.3	$611.1	$638.6	$667.3	$697.4	*4.8%*	$697.4
EBITDA	$94.7	$102.5	$110.7	$117.9	$125.4	*7.3%*	$125.4
% Margin	*16.4%*	*16.8%*	*17.3%*	*17.7%*	*18.0%*		*18.0%*
Less: Stock-based Compensation[1]	(6.6)	(6.2)	(6.7)	(6.8)	(7.1)		(7.1)
EBITDA (net of SBC)	$88.1	$96.3	$104.0	$111.1	$118.3	*7.6%*	$118.3
% Margin	*15.2%*	*15.8%*	*16.3%*	*16.6%*	*17.0%*		*17.0%*
Less: D&A	(25.1)	(24.9)	(24.6)	(23.4)	(21.4)		(10.5)
Less: Other[2]	(2.0)	-	-	-	-		-
EBIT	$61.0	$71.5	$79.4	$87.7	$96.9	*12.3%*	$107.8
Less: Taxes[3]	(37.2)	(30.0)	(26.2)	(23.9)	(22.7)		(25.3)
Net Operating Profit After Tax (NOPAT)	$23.8	$41.4	$53.2	$63.7	$74.2	*32.9%*	$82.6
Plus: D&A[4]	25.1	24.9	24.6	23.4	21.4		10.5
Less: NWC (Increase) / Decrease	1.9	(3.5)	(6.1)	(6.8)	(7.1)		(7.1)
Unlevered CFO	$50.7	$62.8	$71.8	$80.3	$88.4	*14.9%*	$85.9
Less: Capex	(8.7)	(9.2)	(9.6)	(10.0)	(10.5)		(10.5)
Unlevered FCF	$42.1	$53.6	$62.2	$70.3	$78.0	*16.7%*	$75.4
% Conversion	*44.4%*	*52.3%*	*56.1%*	*59.6%*	*62.2%*		*60.1%*
Time Until End of FY	1.0	2.0	3.0	4.0	5.0		
Discount Period	0.5	1.5	2.5	3.5	4.5		
Discount Factor	94.6%	84.7%	75.7%	67.8%	60.7%		
Present Value of Unlevered FCF	$39.8	$45.4	$47.1	$47.7	$47.3		
Terminal Value at 2.5% Growth Rate							$883.4
Present Value of Terminal Value[5]							$506.9
Sum of PV of Unlevered FCF							227.2
Total Enterprise Value							$734.2
Plus: Cash							23.8
Less: Debt							(436.7)
Equity Value							$321.2
FDSO[6]							48.435
Implied Price Per Share							$6.63

Sensitivity Analysis

Implied Price per Share

Perpetuity Growth	Discount Rate		
	11.00%	11.75%	12.50%
2.0%	$7.30	$6.05	$5.00
2.5%	$8.00	$6.65	$5.50
3.0%	$8.80	$7.30	$6.00

Implied Terminal EBITDA Multiple[7]

Perpetuity Growth	Discount Rate		
	11.00%	11.75%	12.50%
2.0%	7.6x	7.1x	6.6x
2.5%	8.1x	7.5x	6.9x
3.0%	8.6x	7.9x	7.3x

Implied Price per Share @ 2.5% Illustrative Perpetuity Growth Rate

EBITDA Margin (%)	Discount Rate		
	11.00%	11.75%	12.50%
15.0%	$4.80	$3.70	$2.80
16.5%	$6.50	$5.30	$4.25
18.0%	$8.20	$6.85	$5.70

Source: Management LRP provided by WORLD management.
Note: Share prices in sensitivity table are rounded to nearest $0.05. DCF assumes valuation as of December 31, 2023.
(1) Stock-based compensation based on management forecast provided by WORLD management.
(2) Other reflects expenses related to Supply Chain Reinvention program.
(3) WORLD cash tax rate per WORLD management, terminal year effective tax rate of ~23% based on 2028 forecast.
(4) Depreciation & amortization is equal to Capex in the terminal year.
(5) Based on illustrative perpetuity growth rate of 2.5%. Based on illustrative discount rate of 11.75%. Assumes mid-year convention.
(6) Includes 42,767,109 common shares, 3,192,834 RSUs, 116,608 RSAs, 2,358,504 PSUs, 19,491,320 (per 10Q as of 6/30/2023).
(7) Calculated based on EBITDA net of Stock based Compensation

Illustrative Financial Buyer Analysis (For Reference Only)

($Millions, except per share data)

Transaction Assumptions

- Illustrative transaction date of 12/31/2023
- Assumes Management LRP for 2023E-2028E
  - Adjusted EBITDA includes $4.5 million of annual PubCo savings
- Management promote of 10% assumed
- Tax rate assumption per management forecast (~23% by 2028E)
- FD shares of 48.3 million at transaction, reflective of outstanding warrants, RSUs, RSAs, and PSUs[1]
- Pro forma leverage of 5.0x 2023E Adj. EBITDA
  - New $395 million First Lien Term Loan, S + CSA + 500, 98.0 OID, 0.75% Floor
  - Assumes 3-month SOFR and 15 bps CSA
  - Mandatory amortization of 1.00%

Sources and Uses

Sources of Funds	
Buyer Equity Contribution	$311
Transaction Debt	$395
Total Sources	**$706**

Uses of Funds	
Purchase of Equity ($5.00 / sh)	$242
Repayment of Existing Net Debt	$413
Transaction Fees & Expenses	$19
OID / Upfront Fees	$8
Cash to Balance Sheet	$24
Total Uses	**$706**

Pro Forma Financial Summary

	At Close 12/31/2023E	2024E	2025E	2026E	2027E	2028E
Net Sales	$551	$578	$611	$639	$667	$697
Y/Y Growth	*2.7%*	*4.6%*	*4.5%*	*4.5%*	*4.5%*	*4.5%*
Standalone Adj. EBITDA	79	95	103	111	118	125
PubCo Expense Savings		5	5	5	5	5
Adjusted EBITDA	$79	$99	$107	$115	$122	$130
% Margin	*14.4%*	*17.2%*	*17.5%*	*18.0%*	*18.3%*	*18.6%*
Other[2]		(2)	-	-	-	-
CapEx		(9)	(9)	(10)	(10)	(10)
Change in Working Capital		2	(4)	(6)	(7)	(7)
Cash Interest Expense		(39)	(33)	(28)	(23)	(17)
Mandatory Amortization		(4)	(4)	(4)	(4)	(4)
Cash Taxes		(31)	(24)	(21)	(19)	(18)
Excess Cash Flow		$16	$33	$46	$59	$74
New First Lien Term Loan	395	375	338	287	224	146
Total Debt	$395	$375	$338	$287	$224	$146
Cash Balance	23.8	23.8	23.8	23.8	23.8	23.8
Total Leverage	5.0x	3.8x	3.2x	2.5x	1.8x	1.1x
Net Leverage	4.7x	3.5x	2.9x	2.3x	1.6x	0.9x
Adj. EBITDA / Net Int. Exp.		2.5x	3.2x	4.1x	5.3x	7.7x
(Adj. EBITDA - CapEx) / Net Int. Exp.		2.3x	3.0x	3.7x	4.8x	7.0x

Sensitivity Analysis

Implied Price Per Share @ 5.0x Debt / EBITDA			
Exit Multiple	Required IRR 20.0%	22.5%	25.0%
8.0x	$5.70	$5.00	$4.35
9.0x	$6.65	$5.85	$5.15
10.0x	$7.60	$6.75	$5.95

Implied Price Per Share @ 9.0x 2028P EBITDA Multiple			
Total Lvg. Multiple	Required IRR 20.0%	22.5%	25.0%
4.5x	$6.30	$5.45	$4.70
5.0x	$6.65	$5.85	$5.15
5.5x	$7.00	$6.25	$5.60

Implied Price Per Share @ 9.0x 2028P EBITDA Multiple & @ 5.0x Debt / EBITDA			
EBITDA Margin (%)	Required IRR 20.0%	22.5%	25.0%
15.0%	$4.30	$3.75	$3.25
16.5%	$5.35	$4.65	$4.10
18.0%	$6.35	$5.60	$4.90

Source: Management LRP provided by WORLD management.
(1) Includes 42,767,109 common shares, 3,192,834 RSUs, 116,608 RSAs, 2,358,504 PSUs (per 10Q as of 6/30/2023).
(2) Other reflects expenses related to Supply Chain Reinvention program.

Illustrative Premiums Paid Analysis – Equity Values $100M – $500M

U.S. and Canada All Cash M&A Majority Transactions, Announced Since January 2018

One-Day & 4-Week Premiums Selected Statistics[1]


75%
60%
45%
30%
15%
0%
Premium
19%
22%
37%
40%
60%
64%
25th Percentile
Median
75th Percentile
One-Day Premium
4-Week Premium

One-Day & 4-Week Premiums[1]


45%
30%
15%
0%
Frequency
7.3% 7.3%
6.8% 5.6%
11.3% 9.6%
15.8% 15.2%
13.6% 12.4%
13.0% 10.7%
32.2% 39.3%
< 0%
0-10%
10-20%
20-30%
30-40%
40-50%
50%+
Premium Intervals
One-Day Premium
4-Week Premium

Source: Thomson Reuters as of October 6, 2023.
(1) 4-week premium based on closing stock price 4 weeks prior to announcement.

Appendix

Illustrative Theoretical Future Stock Price (For Reference Only)

Illustrative Present Value of Theoretical Future Stock Price Summary[(1)]



NTM Consensus EBITDA Multiple: 6.9x (Current)
Theoretical Future Price
PV of Theoretical Future Price
$14
$12
$10
$8
$6
$4
$2
-
$3.29
$3.29
$4.95
$4.80
$6.80
$5.65
$8.75
$6.30
$10.75
$6.65
$13.05
$6.95
Today (10/13/2023)
2023P
2024P
2025P
2026P
2027P

WORLD NTM Adjusted EBITDA	$94.7M	$102.5M	$110.7M	$117.9M	$125.4M
Net Debt	$412.9M	$379.0M	$339.8M	$291.7M	$233.0M



NTM EBITDA Multiple: 7.8x (3 Year Average)
Theoretical Future Price
PV of Theoretical Future Price
$18
$16
$14
$12
$10
$8
$6
$4
$2
-
$3.29
$3.29
$6.70
$6.50
$8.70
$7.25
$10.80
$7.80
$12.95
$8.05
$15.40
$8.20
Today (10/13/2023)
2023P
2024P
2025P
2026P
2027P

Source: Management LRP provided by WORLD management. WORLD current stock price as of 10/13/2023.
(1) Present value of future stock price discounted at cost of equity of 16.1%.

Jefferies

Weighted Average Cost of Capital

($Millions, except per share data)

Selected Companies

Company Name	Equity Value	Total Net Debt	Total Cap.	D / E Ratio	Net Debt / Total Cap.	Tax Rate	Beta[1]	Unlevered Beta	Adjusted Lev. Beta
Mid-Cap Packaged Food									
BellRing Brands, Inc.	$5,712	$893	$6,605	15.6%	13.5%	25.0%	0.81	0.73	1.09
The Hain Celestial Group, Inc.	922	777	1,698	84.3%	45.7%	25.4%	1.00	0.61	0.92
B&G Foods, Inc.	594	2,203	2,797	370.8%	78.8%	32.5%	0.83	0.24	0.34
The Simply Good Foods Company	3,324	256	3,581	7.7%	7.2%	25.4%	0.73	0.69	1.03
Post Holdings, Inc.	5,204	5,989	11,202	115.1%	53.5%	25.0%	0.64	0.34	0.51
TreeHouse Foods, Inc.	2,320	1,526	3,846	65.7%	39.7%	30.5%	0.62	0.42	0.62
Utz Brands, Inc.	986	893	2,611	90.6%	34.2%	30.0%	0.85	0.52	0.75
Flowers Foods, Inc.	4,390	1,064	5,454	24.2%	19.5%	26.8%	0.54	0.46	0.68
Ingredients & Sweetners									
Südzucker AG	$2,976	$2,332	$6,319	78.3%	36.9%	15.8%	0.38	0.23	0.36
Ingredion Incorporated	6,113	2,204	8,329	36.1%	26.5%	30.5%	0.63	0.50	0.74
Tate & Lyle plc	3,262	289	3,552	8.9%	8.1%	25.0%	0.49	0.46	0.68
Mean	**3,255**	**1,675**	**5,090**	**81.6%**	**33.0%**	**26.5%**	**0.68**	**0.47**	**0.70**
Median	**3,262**	**1,064**	**3,846**	**65.7%**	**34.2%**	**25.4%**	**0.64**	**0.46**	**0.68**
WORLD (Current Debt)	**$159**	**$413**	**$572**	**259.1%**	**72.2%**	**30.5%**	**0.87**	**0.31**	**0.87**
WORLD (Illustrative Normalized Debt)[2]	**$334**	**$238**	**$572**	**71.1%**	**41.6%**	**30.5%**			

WACC Assumptions

	WORLD	WORLD (Normalized)	Selected Peers	Illustrative Range	
Risk-Free Rate (Rf)[3]	5.0%	5.0%	5.0%	5.0%	5.0%
Unlevered Beta	0.31	0.31	0.46	0.50	0.31
Debt / Equity Ratio	259.1%	71.1%	52.0%	33.3%	66.7%
Adj. Levered Beta[4]	0.87	0.47	0.64	0.62	0.45
Market Risk Premium (Rm)[5]	7.2%	7.2%	7.2%	7.2%	7.2%
Size Premium (Rs)[6]	4.8%	4.8%	4.8%	4.8%	4.8%
Tax Rate[7]	30.5%	30.5%	25.4%	30.5%	30.5%
Pre-Tax Cost of Debt (Kd)[8]	12.8%	10.0%	10.0%	10.0%	10.0%
Assumed After-tax Cost of Debt	8.9%	7.0%	7.5%	7.0%	7.0%
Assumed Net Debt / Total Capital[9]	72.2%	41.6%	34.2%	25.0%	40.0%

WACC Calculation

	WORLD	WORLD (Normalized)	Selected Peers	Illustrative Range	
Unlevered Beta	0.31	0.31	0.46	0.50	0.31
Adj. Levered Beta	0.87	0.47	0.64	0.62	0.45
Multiplied by: Market Risk Premium (Rm)	7.2%	7.2%	7.2%	7.2%	7.2%
Adjusted Equity Risk Premium	**6.3%**	**3.3%**	**4.6%**	**4.4%**	**3.3%**
Plus: Risk-Free Rate (Rf)	5.0%	5.0%	5.0%	5.0%	5.0%
Plus: Size Premium (Rs)	4.8%	4.8%	4.8%	4.8%	4.8%
Cost of Equity (Ke)	**16.1%**	**13.1%**	**14.4%**	**14.2%**	**13.1%**
Multiplied by: E / (D+E)	27.8%	58.4%	65.8%	75.0%	60.0%
Cost of Equity Portion	**4.5%**	**7.7%**	**9.4%**	**10.7%**	**7.8%**
After-Tax Cost of Debt	8.9%	7.0%	7.5%	7.0%	7.0%
Multiplied by: D / (D + E)	72.2%	41.6%	34.2%	25.0%	40.0%
Cost of Debt Portion	**6.4%**	**2.9%**	**2.6%**	**1.7%**	**2.8%**
WACC	**10.9%**	**10.6%**	**12.0%**	**12.4%**	**10.6%**

Source: Public filings, Wall Street equity research, Kroll, Bloomberg.
Note: Market data as of October 13, 2023.
(1) 2-year weekly adjusted betas sourced from Bloomberg as of October 13, 2023.
(2) Normalized per WORLD management (reflects leverage of 3.0x LTM EBITDA).
(3) Spot rate for 20-Year US Treasury Yield as of October 13, 2023.
(4) Adjusted for WORLD debt / capital ratio and median debt / capital ratio for selected comparable companies.
(5) Represents long-horizon expected equity risk premium per Kroll Cost of Capital Navigator.
(6) Size premium based on 10th decile for market capitalizations from Kroll Cost of Capital Navigator.
(7) WORLD tax rate (calculated as the sum of US Federal and State statutory tax rates). Median marginal tax rate used for selected comparative companies.
(8) Based on the current yield of WORLD's existing debt as of October 13, 2023 (~12.8%) and expected incremental debt yield at normalized levels (10.0%).
(9) WORLD normalized debt / capital ratio and median debt / capital ratio for selected comparative companies.

Consumer Retail US Sponsor-Led Take-Private Transactions Over $200M(1)

Target	Sponsor	Announcement Date	Implied Enterprise Value ($mil)	Price Bump(2)	Premium 1-Day	Premium 1-Mo.	EV / LTM EBITDA
FRG Franchise Group, Inc.	Consortium Led by Management Group	03/17/23	$2,534	TBD	32%	(0%)	8.2x
Weber	BDT&MSD	12/12/22	$3,700	29%	24%	15%	100.1x
Casper	Durational Capital Management	11/15/21	$330	(15%)	94%	64%	NM(3)
Morrisons	Clayton Dubilier & Rice	06/19/21	$13,700	25%	61%	59%	12.7x
at home The Home Décor Superstore	Hellman & Friedman	05/06/21	$4,214	19%	18%	37%	6.6x
Michaels	Apollo	03/03/21	$3,222	0% (4)	22%	44%	4.8x
Del Frisco's	L Catterton	06/24/19	$622	(11%)(5)	19%	15%	18.8x
Barnes & Noble	Elliott	06/07/19	$670	0%	9%*	28%	4.8x
Smart&Final	Apollo	04/17/19	$1,119	0% (6)	21%*	27%	13.2x
Bojangles	Durational Capital Management	11/06/18	$736	(8%)	1%*	(2%)	11.2x
Sonic	Roark Capital Group	09/25/18	$2,249	2% (7)	19%	26%	16.0x
Fogo de Chão Brazilian Steakhouse	Rhône	02/20/18	$560	5% (8)	25%	15%	10.5x
ClubCorp The World Leader in Private Clubs	Apollo	07/09/17	$2,180	10% (9)	31%	25%	10.7x
West Marine	Monomoy Capital Partners	06/29/17	$337	27%	34%	31%	7.7x
Keurig Green Mountain	JAB Holding Company	12/07/15	$13,900	8%	78%	76%	13.2x
Mean:			**$3,338**	**6.5%**	**32.5%**	**30.7%**	**17.0x**
Median:			**$2,180**	**3.4%**	**23.8%**	**27.2%**	**11.0x**

Source: Thomson SDC, S&P Capital IQ and Company Filings.
Note: * Represents transaction was leaked before announcement.
(1) Includes US sponsor-led leveraged buyouts with transaction values greater than $200 million since 1/1/2013.
(2) Based on price bump of final offer price to initial offer price.
(3) Casper had negative EBITDA at time of transaction.
(4) Initial offer price used represents midpoint of initial offer range provided of $14.00 - $15.00.
(5) Initial offer price used represents midpoint of initial offer range provided of $9.50 - $10.00.
(6) Initial offer price used represents midpoint of initial offer range provided of $7.00 - $8.00.
(7) Initial offer price used represents midpoint of initial offer range provided of $37.00 - $40.00.
(8) Initial offer price used represents midpoint of initial offer range provided of $12.00 - $13.00.
(9) Initial offer price used represents midpoint of initial offer range provided of $17.25 - $19.00.

Preliminary Draft – Confidential – Analysis and Assumptions Subject to Change

Current Stockholder Overview

NasdaqCM: FREE

Investor Name	Position Shares	Position ($mm)	% Outstanding	Equity Assets ($MM)	Style
Armistice Capital LLC	2,150,000	$7.1	5.0%	$4,070	Hedge Fund
The Vanguard Group, Inc.	1,930,800	6.4	4.5%	4,876,609	Index
Pacific Ridge Capital Partners LLC	1,706,801	5.6	4.0%	456	Value
Clearline Capital LP	1,482,266	4.9	3.5%	809	Hedge Fund
Ionic Capital Management LLC	1,266,967	4.2	3.0%	233	Hedge Fund
Scoggin Management LP	1,000,000	3.3	2.3%	76	Hedge Fund
Millennium Management LLC	916,852	3.0	2.1%	99,905	Hedge Fund
Brandywine Global Investment Management LLC	782,740	2.6	1.8%	12,174	Value
BlackRock Fund Advisors	646,447	2.1	1.5%	2,918,482	Index
Dimensional Fund Advisors LP	505,012	1.7	1.2%	468,957	Index
Hudson Bay Capital Management LP	500,000	1.6	1.2%	9,599	Hedge Fund
Ancora Advisors LLC	456,219	1.5	1.1%	1,328	Value
JPMorgan Investment Management, Inc.	430,247	1.4	1.0%	596,464	Generalist
Assenagon Asset Management SA (Germany)	422,460	1.4	1.0%	30,622	Index
Russell Investment Management LLC	399,939	1.3	0.9%	57,558	Generalist
Fort Baker Capital Management LP	375,536	1.2	0.9%	686	Hedge Fund
Geode Capital Management LLC	374,347	1.2	0.9%	982,908	Index
RBF Capital LLC	325,000	1.1	0.8%	1,641	Index
JPMorgan Alternative Asset Management, Inc.	285,794	0.9	0.7%	614	Hedge Fund
Squarepoint OPS LLC	225,590	0.7	0.5%	17,915	Hedge Fund
Renaissance Technologies LLC	215,500	0.7	0.5%	68,844	Hedge Fund
Invesco Capital Management LLC	151,229	0.5	0.4%	188,171	Generalist
SSgA Funds Management, Inc.	129,817	0.4	0.3%	1,955,309	Index
Systematic Financial Management LP	112,355	0.4	0.3%	3,197	Value
Orion Portfolio Solutions LLC	94,578	0.3	0.2%	9,252	Generalist
First Trust Advisors LP	92,919	0.3	0.2%	94,021	Generalist
GSA Capital Partners LLP	84,623	0.3	0.2%	999	Hedge Fund
AQR Capital Management LLC	83,502	0.3	0.2%	51,598	Hedge Fund
Alden Global Capital LLC	80,178	0.3	0.2%	24	Hedge Fund
Cubist Systematic Strategies LLC	72,041	0.2	0.2%	8,965	Hedge Fund
Total of Top 30 Institutions:	**17,299,759**	**$56.9**	**40.5%**		
Martin Franklin	8,905,223	$29.3	20.8%		
Steel Partners Holdings LP	1,571,125	5.2	3.7%		
Irwin Simon	1,262,970	4.2	3.0%		
Albert Manzone	295,737	1.0	0.7%		
Ira Lamel	190,405	0.6	0.4%		
Total of Top 5 Insiders:	**12,225,460**	**$40.2**	**28.6%**		

Shareholder Base Analysis

Investor Breakdown


Insiders
30%
Retail
27%
Institutions
43%

Regional Breakdown


TX
4%
Mid-Atlantic
8%
Mid-West
11%
MA
8%
Int'l
10%
CA
10%
Other
10%
NY
39%

Ownership Summary by Fund Type

	No. of Institutions	No. of Shares	% of Institutional
Institutions			
Value	**7**	**3,101,252**	**16.8%**
Value	5	3,077,752	16.7%
GARP	2	23,500	0.1%
Growth	**2**	**39,637**	**0.2%**
Other	**79**	**15,327,778**	**83.0%**
Hedge Fund	28	9,149,954	49.5%
Index Fund	10	4,447,019	24.1%
Generalist	40	1,692,685	9.2%
Specialty	1	38,120	0.2%
Total	**88**	**18,468,667**	**100.0%**

Source: FactSet; Bloomberg. Account holdings are based on 13F filings (as of 06/30/23 or most recent available). Insider holdings based on Proxy and Form 4 filings.

Illustrative Impact of Sale of MAFCO

($Millions)	WORLD Status Quo [1]		Illustrative MAFCO Purchase Price: $350	$385	$420	$455	$490	$525
Implied Purchase Price Multiple [2]			*8.0x*	*8.8x*	*9.6x*	*10.4x*	*11.2x*	*12.0x*
Less: Taxes [3]			(35)	(42)	(50)	(57)	(65)	(72)
Net Sale Proceeds			**$315**	**$343**	**$370**	**$398**	**$425**	**$453**
Implied Net Purchase Price Multiple [2]			*7.2x*	*7.8x*	*8.5x*	*9.1x*	*9.7x*	*10.4x*
Debt Paydown			($315)	($343)	($370)	($398)	($425)	($437)
2023 Pro Forma Net Debt	**$413**		**$98**	**$70**	**$43**	**$15**	**($13)**	**($24)**

		% of RemainCo Corporate Costs Restructured	Post Transaction 2023 Pro Forma Adj. EBITDA [2] / Pro Forma Leverage Ratio [4]					
2023 Pro Forma Adj. EBITDA [2] / Pro Forma Leverage Ratio [4]	$79 / 5.21x	0%	$36 / 2.76x	$36 / 1.98x	$36 / 1.20x	$36 / 0.42x	$36 / NA	$36 / NA
		10%	$38 / 2.58x	$38 / 1.85x	$38 / 1.13x	$38 / 0.40x	$38 / NA	$38 / NA
		20%	$40 / 2.43x	$40 / 1.74x	$40 / 1.06x	$40 / 0.37x	$40 / NA	$40 / NA
		30%	$43 / 2.29x	$43 / 1.65x	$43 / 1.00x	$43 / 0.35x	$43 / NA	$43 / NA

A MAFCO divestiture, net of transaction tax leakage, has the potential to alleviate risk with covenant compliance but creates an even smaller public company

($Millions)	WORLD 2023 Status Quo	WORLD 2023 Pro Forma [5]	% of RemainCo Corporate Costs Restructured	Required Pro Forma Multiple to Maintain Unaffected Stock Price [6]					
Revenue	$551	$428	0%	7.0x	6.2x	5.5x	4.7x	3.9x	3.6x
Adjusted EBITDA	79	36	10%	6.6x	5.8x	5.1x	4.4x	3.7x	3.4x
% Margin	*14.4%*	*8.3%*	20%	6.2x	5.5x	4.8x	4.1x	3.4x	3.2x
Free Cash Flow [7]	$72	$29	30%	5.8x	5.2x	4.5x	3.9x	3.2x	3.0x

Sources: Management LRP provided by WORLD management.
(1) WORLD status quo based of 2023 figures per management forecast.
(2) 2023 Adjusted EBITDA inclusive of corporate costs.
(3) Corporate tax gains rate of 21% applied to pre-tax sales proceeds in excess of asset tax basis of $182.7 million.
(4) Leverage ratio is calculated as Net Debt / Adjusted EBITDA.
(5) Reflects pro forma company after divestiture of MAFCO.
(6) Calculated as WORLD equity value as of June 23, 2023, plus 2023 Pro Forma Net Debt (at various illustrative MAFCO Purchase Prices above) over pro forma adjusted EBITDA.
(7) Free cash flow calculated as Adjusted EBITDA less CapEx.

Average Purchase Price per Share Calculation for ROSWELL Affiliated Entities

	Purchase Date	Purchasing Entity	Number of Shares	Weighted Average Price	Weighted Value	Price Range
1	4/18/2022 - 5/18/2022	Sababa Holdings FREE	5,766,300	$6.81[(1)]	$39,268,503	
		Marpet, LLC	50,000	6.81[(1)]	340,500	
2	3/13/2023	Sababa Holdings FREE	1,900,000	2.97	5,643,000	$2.77 to $3.10
3	3/14/2023	Sababa Holdings FREE	120,000	2.95	354,000	$2.86 to $3.00
4	3/15/2023	Sababa Holdings FREE	580,000	2.79	1,618,200	$2.67 to $2.87
5	6/16/2023	Sababa Holdings FREE	488,923	3.00	1,466,671	$2.97 to $3.00
		Total	**8,905,223**	**$5.47**	**$48,690,874**	

Stock Performance since April 2022


Price per Share
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
1
2
3
4
5
Current Price: $3.29
Apr-22
Jun-22
Aug-22
Oct-22
Dec-22
Feb-23
Apr-23
Jun-23
Aug-23
Oct-23
WORLD Stock Price

Description of Affiliated Entities

Entity	Relationship with ROSWELL
Sababa Holdings FREE LLC	▪ Sababa Holdings FREE owns 8,855,223 shares of WORLD ▪ ROSWELL is the manager of this entity
Marpet, LLC	▪ Marpet owns 50,000 shares of WORLD ▪ ROSWELL is the manager of this entity and his Trust owns 75% of Marpet

Source: 13D Filings, Bloomberg. WORLD stock price data as of 10/13/2023.

(1) Represents VWAP of WORLD stock for period beginning 4/1/2022 and ending 6/30/2022, per Bloomberg. Does not represent VWAP of individual purchases of securities.